UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2020

HILLENBRAND, INC.

(Exact Name of Registrant as Specified in Charter)

Indiana	1-33794	26-1342272
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Batesville Boulevard
Batesville, Indiana	47006
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code:   (812) 934-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, without par value	HI	New York Stock Exchange

Indicate by the check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Hillenbrand, Inc. (the “Company”) has taken proactive measures to maintain financial flexibility during the COVID-19 pandemic. As previously reported, as part of the actions to safeguard the Company’s capital position, the Company made draws on its revolving credit facility (the “Revolver”) available under the Third Amended and Restated Credit Agreement, dated as of August 28, 2019, among the Company, as a borrower, the subsidiary borrowers party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent for the lenders (as amended from time to time prior to the date hereof, the “Existing Credit Agreement”).

As previously reported, the Existing Credit Agreement and the Company’s other debt documents contain certain financial covenants and events of default, including maintenance of certain financial ratios. The Existing Credit Agreement is filed as Exhibit 10.01 to the Company’s Current Report on Form 8-K filed on September 4, 2019, with amendments thereto filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 11, 2019 and as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 10, 2020, and such filings are incorporated herein by this reference.

Amendment No. 4 to Third Amended and Restated Credit Agreement

On May 19, 2020, the Company and the subsidiary borrowers party to the Existing Credit Agreement entered into Amendment No. 4 (the “Fourth Amendment”) to Existing Credit Agreement (as amended by the Fourth Amendment, the “Credit Agreement”). The Fourth Amendment amends the Existing Credit Agreement to, among other things:

(i)	increase the maximum permitted leverage ratio to:

(A)	4.75 to 1.00 for the fiscal quarters ending June 30, 2020, September 30, 2020, December 31, 2020 and March 31, 2021,

(B)	4.25 to 1.00 for the fiscal quarter ending June 30, 2021,

(C)	4.00 to 1.00 for the fiscal quarter ending September 30, 2021,

(D)	3.75 to 1.00 for the fiscal quarter ending December 31, 2021, and

(E)	3.50 to 1.00 for the fiscal quarter ending March 31, 2022 and each fiscal quarter ending thereafter;

(ii)	increase the margin paid on LIBO Rate and Alternate Base Rate (each as defined in the Credit Agreement) revolving loans and term loans (such margin, the “Applicable Rate”) (x) at the pricing level applicable if the leverage ratio equals or exceeds 3.00 to 1.00 but is less than 4.00 to 1.00 as of the last day of any fiscal quarter and (y) at the pricing level applicable if the leverage ratio equals or exceeds 4.00 to 1.00 but is less than 4.50 to 1.00 as of the last day of any fiscal quarter;

(iii)	add an additional pricing level to the Applicable Rate if the leverage ratio equals or exceeds 4.50 to 1.00 as of the last day of any fiscal quarter;

(iv)	increase the interest rate floor for various rates, including the LIBO Rate, to 0.75% and increase the rate floor for the Alternate Base Rate to 1.75%;

(v)	refresh capacity for addbacks to Consolidated EBITDA (as defined in the Credit Agreement), capped at 10% of Consolidated EBITDA for unusual or non-recurring expenses, charges or losses with only new such items counting against the cap beginning with the fiscal quarter ending June 30, 2020;

(vi)	increase to $175 million the cash netting amount allowable when calculating the leverage ratio;

(vii)	add as a condition to each borrowing under the Revolver that the amount of cash or cash equivalents on the Company’s balance sheet not exceed $350 million, subject to certain exceptions; and

(viii)	impose certain restrictions on the Company’s ability to make restricted payments and grant liens on the Company’s assets until January 1, 2022.

The foregoing description of the Fourth Amendment is a general description and is qualified in its entirety by reference to the Fourth Amendment filed as Exhibit 10.1 hereto.

Amendment No. 7 to Private Shelf Agreement

On May 19, 2020, the Company and the subsidiary guarantors party thereto entered into Amendment No. 7 (the “Shelf Amendment”) to the Private Shelf Agreement, dated as of December 6, 2012 (as amended from time to time, the “Shelf Agreement”), among the Company, the subsidiary guarantors party thereto, PGIM, Inc. (f/k/a Prudential Investment Management, Inc.), and each Prudential Affiliate (as defined therein) bound thereby. The Shelf Amendment, among other things, aligns the maximum permitted leverage ratio covenant, EBITDA addback cap, cash netting, and restricted payment covenant and lien covenant in the Shelf Agreement to the corresponding provisions in the Credit Agreement. The Shelf Amendment also:

(i)	adds a covenant relief period fee equal to 0.25% per annum on average daily principal balance from the effective date of the Shelf Amendment through January 1, 2022; and

(ii)	imposes in the Shelf Agreement a similar restriction on Credit Agreement borrowings as is in the Credit Agreement.

The foregoing description of the Shelf Amendment is a general description and is qualified in its entirety by reference to the Shelf Amendment filed as Exhibit 10.2 hereto.

Third Amendment to L/G Facility Agreement

On May 19, 2020, the Company and certain of its subsidiaries entered into the Third Amendment Agreement (the “L/G Amendment”) to the Syndicated Letter of Guarantee Facility Agreement, dated March 8, 2018 (as amended from time to time, the “L/G Facility Agreement”), among the Company, certain of its subsidiaries party thereto, the lenders party thereto, and Commerzbank Finance & Covered Bond S.A., acting as agent. The L/G Amendment, among other things, aligns the maximum permitted leverage ratio covenant, EBITDA addback cap, cash netting, and restricted payment covenant and lien covenant in the L/G Facility Agreement to the corresponding provisions in the Credit Agreement. The L/G Amendment also adjusts the leverage-ratio based L/G Fee Rate (as defined in the L/G Facility Agreement), by:

(i)	increasing the L/G Fee Rate (x) at the pricing level applicable if the leverage ratio equals or exceeds 3.50 to 1.00 but is less than 4.00 to 1.00 as of the last day of any fiscal quarter and (y) at the pricing level applicable if the leverage ratio equals or exceeds 4.00 to 1.00 but is less than 4.50 to 1.00 as of the last day of any fiscal quarter and

(ii)	adding an additional pricing level to the L/G Fee Rate if the leverage ratio equals or exceeds 4.50 to 1.00 as of the last day of any fiscal quarter.

The foregoing description of the L/G Amendment is a general description and is qualified in its entirety by reference to the L/G Amendment filed as Exhibit 10.3 hereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description of Exhibit

10.1	Amendment No. 4 to Third Amended and Restated Credit Agreement, dated as of May 19, 2020, among Hillenbrand, Inc., as a borrower, the subsidiary borrowers party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.
10.2	Amendment No. 7 to Private Shelf Agreement, dated as of May 19, 2020, among Hillenbrand, Inc., the subsidiary guarantors party thereto, PGIM, Inc. (f/k/a Prudential Investment Management, Inc.), and the additional parties thereto.
10.3	Third Amendment Agreement, dated May 19, 2020, among Hillenbrand, Inc., certain of its subsidiaries party thereto, the lenders party thereto, and Commerzbank Finance & Covered Bond S.A., acting as agent.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 19, 2020	HILLENBRAND, INC.

	By:	/s/ Nicholas R. Farrell
	Name:	Nicholas R. Farrell
	Title:	Vice President, General Counsel, Secretary and Chief Compliance Officer